EXHIBIT 4.5


                           SECOND AMENDMENT TO UNSECURED
                             REVOLVING CREDIT AGREEMENT


     This SECOND AMENDMENT TO UNSECURED REVOLVING CREDIT AGREEMENT (this "Second Amendment") is made as of the 16th day of December, 1998 by and among GREAT LAKES REIT, L.P., a Delaware limited partnership ("Borrower"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank of America"), individually and as Administrative Agent, THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), individually and as Documentation Agent, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES ("Dresdner"), U. S. BANK NATIONAL ASSOCIATION ("US Bank") and LASALLE NATIONAL BANK ("LaSalle").

     A. Borrower, Bank of America, First Chicago, Dresdner, US Bank and LaSalle are parties to an Unsecured Revolving Credit Agreement dated as of April 6, 1998 (the "Original Credit Agreement"). Borrower, Bank of America, First Chicago, Dresdner, US Bank and LaSalle are also parties to that certain First Amendment to Unsecured Revolving Credit Agreement (the "First Amendment") (the Original Credit Agreement and the First Amendment shall be collectively referred to herein as the "Agreement"). All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     B. The parties hereto desire to amend the First Amendment in order to, among other things, modify certain financial covenants contained therein.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

     1. The foregoing Recitals to this Second Amendment are hereby incorporated into and made a part of this Second Amendment.

     2. Section 2 of the First Amendment is hereby deleted in its entirety and replaced with the following: "From and after the Effective Date, as defined below, the undersigned agree that if Borrower falls out of compliance with the Pre-existing Covenants, as defined below, then commencing as of the date the first such non-compliance occurs and continuing only until the earlier of (i) March 24, 1999, and (ii) the date on which Borrower comes back into compliance with both (a) Consolidated Total Indebtedness is less than or equal to 50% of the Gross Asset Value, and (b) Consolidated Unsecured Debt is less than or equal to 50% of the Value of Unencumbered Assets (such covenants being referred to jointly, as the "Pre-existing Covenants"):

          a) Section 7.2 of the Original Credit Agreement shall be deemed to have been deleted in its entirety and replaced with the following:

               "7.2 MAXIMUM CONSOLIDATED LEVERAGE RATIO. As of the end of any fiscal quarter, permit Consolidated Total Indebtedness to exceed 55% of the Gross
               Asset Value."

          b) Section 7.5 of the Original Credit Agreement shall be deemed to have been deleted in its entirety and replaced with the following:

               "7.5 MAXIMUM UNENCUMBERED ASSET COVERAGE
               RATIO. As of the end of any fiscal quarter, permit Consolidated Unsecured Debt to exceed 55% of
               The Value of Unencumbered Assets."

From and after the earlier of (a) March 24, 1999, and (b) the date on which Borrower comes back into compliance with the Pre-existing Covenants, all of the provisions of this Section 2 shall be automatically null and void."

     3. Except as specifically modified hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. All references in the Loan Documents to the "Agreement," the "Credit Agreement" or the "Revolving Credit Agreement" henceforth shall be deemed to refer to the Agreement as amended by this Second Amendment. Borrower hereby remakes as of the date hereof and as of the Effective Date each of its representations and warranties contained in the Agreement (including, without limitation, those contained in Article VI of the Original Credit Agreement thereof).

     4. Borrower shall pay to the Agent for the account of the Lenders a fee of $75,000.00 on account of this Second Amendment, payable as follows:
$25,000,00 simultaneously with the execution of this Second Amendment; $25,000.00 on or before January 15, 1999; and $25,000.00 on or before February 15, 1999. Notwithstanding the foregoing, in the event Borrower comes back into compliance with the Pre-existing Covenants, then any portion of the fee not yet due and payable as of the date of such compliance of the Pre-existing Covenants, shall be forever waived.

     5. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart. This Second Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks. This Second Amendment shall be effective when it has been executed by Borrower and the Majority Lenders, and each Party has notified Administrative Agent by telecopy or telephone that it has taken such action.

     IN WITNESS WHEREOF, the Borrower the Lenders and the Administrative Agent have executed this Second Amendment as of the date first above written.



                              GREAT LAKES REIT, L.P.

                              By:  Great Lakes REIT, Inc., its General Partner

                              By:
                                   ---------------------------------------------
                              Print Name:
                                          --------------------------------------
                              Title:
                                     -------------------------------------------

                              823 Commerce Drive
                              Suite 300
                              Oak Brook, IL  60523
                              Attention:     James Hicks
                              Telephone:     (630) 368-2914
Commitments:                  Facsimile:     (630) 368-2929
-----------

$30,000,000                   BANK OF AMERICA NATIONAL TRUST
-----------                   AND SAVINGS ASSOCIATION, individually and as
20% of Aggregate              Administrative Agent
Commitment

                              By:
                                   ---------------------------------------------
                              Print Name:
                                          --------------------------------------
                              Title:
                                     -------------------------------------------

                              Commercial Real Estate Services
                              231 South LaSalle Street, 12th Floor
                              Chicago, IL  60697
                              Attention:     Daniel G. Walsh
                              Telephone:     (312) 828-5087
                              Facsimile:     (312) 974-4970

$30,000,000                   THE FIRST NATIONAL BANK OF CHICAGO,
-----------                   individually and as Documentation Agent
20% of Aggregate
Commitment
                              By:
                                   ---------------------------------------------
                              Print Name:
                                          --------------------------------------
                              Its:
                                   ---------------------------------------------

                              One First National Plaza
                              Chicago, IL  60670
                              Attention:     Lynn Braun
                              Telephone:     (312) 732-3827
                              Facsimile:     (312) 732-1117


$30,000,000                   DRESDNER BANK AG, NEW YORK AND
-----------                   GRAND CAYMAN BRANCHES
20% of Aggregate
Commitment
                              By:
                                   ---------------------------------------------
                              Print Name:
                                          --------------------------------------
                              Its:
                                   ---------------------------------------------

                              190 South LaSalle Street, Suite 2700
                              Chicago, IL  6000603
                              Attention:     Jim Blessing
                              Telephone:     (312) 444-1318
                              Facsimile:     (312) 444-1301


$30,000,000                   U. S. BANK NATIONAL ASSOCIATION
-----------
20% of Aggregate
Commitment                    By:
Commitment                         ---------------------------------------------
                              Print Name:
                                          --------------------------------------
                              Its:
                                   ---------------------------------------------

                              701 Lee Street
                              Des Plaines, IL  60016
                              Attention:     James J. West
                              Telephone:     (847) 390-5612
                              Telecopy:      (847) 390-5699


$30,000,000                   LASALLE NATIONAL BANK
-----------
20% of Aggregate
Commitment                    By:
Commitment                         ---------------------------------------------
                              Print Name:
                                          --------------------------------------
                              Its:
                                   ---------------------------------------------

                              135 South LaSalle Street
                              Chicago, IL  60603
                              Attention:     John C. Hein
                              Telephone:     (312) 904-8620
                              Telecopy:      (312) 904-6467